SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2007

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 348-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 31, 2007, On2 Technologies, Inc. (the “Company”) promoted two of its officers, Jim Bankoski and Paul Wilkins. Mr. Bankoksi and Mr. Wilkins will each serve as Co-Chief Technology Officer and Co-Chair of the Company’s newly-established Office of Technology. Mr. Bankoski will also serve as Senior Vice President of Core Technology and Mr. Wilkins will serve as Senior Vice President of Research and Development and as Managing Director of MetaVisual Creations Limited, a subsidiary of the Company located in the United Kingdom.

Mr. Bankoski, 39, was formerly the Company’s Senior Vice President of Engineering. He joined the Company in 1998 and has been a key contributor in the creation and deployment of most of the Company’s video compression schemes since 1999. During this time Mr. Bankoski has also been involved in the delivery of the Company’s real-time streaming applications, video-conferencing solutions for a number of customers, including Skype and AOL, and deployment of the Company’s codecs on various device platforms. He has contributed to a wide range of other successful products, including the Company’s versatile DirectShow SDK, its market leading Flix® product line, and its popular Publisher client-side encoder. Mr. Bankoski holds an advanced degree in Computer Science from Rensselaer Polytechnic Institute, and has extensive prior experience with IBM.

Mr. Wilkins, 43, was formerly the Company’s Senior Vice President of Research and Development. He joined the Company in 1999 when the Company acquired his video compression and pre-processing company, MetaVisual Creations, Ltd., bringing with him technology that became the foundation of the Company’s VP family of video compression codecs. Mr. Wilkins’ research has been instrumental in the rapid evolution of the Company’s TrueMotion compression schemes. He is a graduate of Cambridge University, UK, and heads the Company’s research and development office in Cambridge.

In connection with their promotions, the Company entered into written employment agreements (the “Employment Agreements”) with Messrs. Bankoski and Wilkins. Each Employment Agreement contains substantially similar terms and conditions, including the following:

•	the Company will pay the employee an annual base salary (Bankoski: $152,500, Wilkins: £90,000);

•
the employee is eligible to participate in any incentive compensation or other bonus plans available to the most senior members of the Company’s management and in other benefits programs available to other senior executives of the Company;

•	employment for a term of three years, from July 30, 2007 through July 30, 2010;

•
if the employee is terminated without cause, the Company shall pay to him his base salary and provide employee benefits to him for a period that is the lesser of 180 days following the termination or the remainder of the term of the contract and a pro rata share of his bonus, if any; and

•
if the employee terminates his employment for good reason, the Company shall pay such terminating employee, for a period that is the lesser of 180 days following the termination or the remainder of the term of the contract and a pro rata share of his bonus, if any.

On July 31, 2007, the Company issued a press release regarding the creation of the Office of Technology and the promotion of Messrs. Bankoski and Wilkins, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Employment Agreement with Jim Bankoski

10.2	Form of Employment Agreement with Paul Wilkins

99.1	Press Release dated July 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2007	On2 Technologies, Inc.

By: /s/ Bill Joll
Name: Bill Joll
Title: President and CEO

On2 Technologies, Inc.
Current Report on Form 8-K
Dated August 3, 2007
EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement with Jim Bankoski

10.2	Form of Employment Agreement with Paul Wilkins

99.1	Press Release dated July 31, 2007